Exhibit 10.1

PURCHASE AGREEMENT

THIS AGREEMENT is made as of March 1, 2013, by and between Salon Media Group, Inc. (the “Company”), a Delaware corporation, with its principal offices at 101 Spear Street, Suite 203, San Francisco, CA 94105, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.     Authorization of Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to approximately 80,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $0.35 per share payable in cash or in debt or equity securities of the Company (the “Other Company Securities”) as set forth on Exhibit A to this Agreement.

SECTION 2.     Agreement to Sell and Purchase Shares. At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth below in cash or upon delivery of the securities of the Company identified below shown below:

Number of Shares to be Purchased	Aggregate Price	Security Exchanged in Full Payment of the Aggregate Price
$

The Company proposes to enter into this same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of Shares to them either for cash or in exchange for Other Company Securities. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

SECTION 3.     Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104 as soon as practicable and as agreed to by the parties hereto, within three business days following the execution of the Agreements, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).

At the Closing, the Purchaser shall deliver either the cash purchase price in immediately available funds and/or the Other Company Securities identified in the chart above (the “Exchanged Securities”), together with all necessary documentation to effect transfer or surrender of the Exchanged Securities to the Company. The Company shall deliver to the Purchaser one or more certificates for the Shares registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which the stock certificates are to be registered are set forth in the Certificate Questionnaire attached hereto as part of Appendix I.

In connection with any sale or disposition of the Shares by the Purchaser pursuant to Rule 144 such that the Purchaser’s transferee will acquire freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, the Company shall issue replacement certificates representing the Shares sold or disposed of without restrictive legends. Upon the earlier of (i) receipt of notice that the Shares have been resold in reliance on an effective and currently available resale registration pursuant to this Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall deliver certificates for the Shares without legends upon receipt by such Shares of the legended certificates for such Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. The Purchaser agrees with the Company that if Shares are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this paragraph is predicated upon the Company’s reliance upon this understanding. From and after the earlier of such dates, upon the Purchaser’s written request, the Company shall promptly cause certificates evidencing the Purchaser’s Shares to be replaced with Shares not subject to such restrictive legends.

The Company’s obligation to complete the purchase and sale of the Shares and deliver the certificate(s) therefor to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a)     for payment with cash – receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder;

(b)     for payment with Exchanged Securities – receipt by the Company of the Exchanged Securities together with all necessary instruments of transfer duly executed; and

(c)     the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing.

The Purchaser’s obligation to accept delivery of certificate(s) for the Shares and to pay for the Shares evidenced thereby shall be subject to the following conditions:

(a)     each of the representations and warranties of the Company made herein shall be accurate as of the Closing Date;

(b)     the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing; and

(c)     receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct as of the date of this Agreement and as of such Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company.

SECTION 4.     Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1     Incorporation and Good Standing of the Company and Its Subsidiaries. The Company has been duly organized and is validly existing under the laws of the State of Delaware and has the corporate power and authority to lease, and operate its properties and to conduct its business as described in its Annual Report on Form 10-K for the fiscal year ended March 31, 2012 (the “2012 10-K”) and its other filings with the Securities and Exchange Commission (the “Commission”), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the “September 10-Q” and together with the 2012 10-K, the “Specified SEC Filings”), and to enter into and perform its obligations under this Agreement. Each of the Company’s subsidiaries (each, a “Subsidiary,” and collectively, the “Subsidiaries”) has been duly organized and is validly existing and in good standing, where applicable, under the laws of its jurisdiction of organization and has the requisite power and authority to lease, and operate its properties and to conduct its business as described in the Specified SEC Filings. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other business entity to transact business and is in good standing, where applicable, in each jurisdiction in which such qualification is required, whether by reason of the leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected to, individually or in the aggregate, result in any material adverse change, or any development involving a material adverse change, in or affecting the business, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (any such change is called a “Material Adverse Change”). All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim, except for such security interests, mortgages, pledges, liens, encumbrances and claims that would not reasonably be expected to result in a Material Adverse Change.

4.2     Reporting Company; Form S-1. The Company is eligible to register the Shares to be acquired by the Purchaser and the Other Purchasers (together, the “Registrable Securities”) for resale by the Purchaser on a registration statement on Form S-1 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby. Provided none of the Purchasers is deemed to be an underwriter with respect to any Shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-1 that will be available for the resale of the Registrable Securities by the Purchaser.

4.3     Capitalization and Other Capital Stock Matters. The authorized, issued, and outstanding share capital of the Company as of September 30, 2012 is as set forth in the September 10-Q (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the September 10-Q or upon exercise of outstanding options described therein). At January 31, 2013, related party advances were $11,833,450. Exhibit B hereto sets forth the capitalization of the Company assuming all outstanding related party advances, convertible notes and shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), are exchanged by Purchaser and Other Purchasers for Shares in accordance with the provisions of this Agreement. Subject to the transactions described in Section 4.4 hereof and Section 7.2(b), the Shares conform in all material respects to the description thereof contained in the Specified SEC Filings. All of the issued and outstanding shares of Common Stock and of Preferred Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. None of the outstanding shares of Common Stock or Preferred Stock were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any share capital of the Company or any of its Subsidiaries other than those described in the Specified SEC Filings. The description of the Company’s stock option, restricted stock, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Specified SEC Filings accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

4.4     Authorization of the Shares. On February 1, 2013, in connection with its approval of the transactions contemplated by this Agreement, the board of directors of the Company approved an increase in the authorized shares of Common Stock of the Company from 30,000,000 to 150,000,000 (the “Common Stock Increase”), and holders of shares of outstanding Common Stock and Preferred Stock (voting on an as converted basis in accordance with the respective certificates of designation for the specific series of Preferred Stock) sufficient to approve the Common Stock Increase in accordance with the Delaware General Corporation Law, executed a written consent of stockholders approving the Common Stock Increase. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, subject to the filing with the Delaware Secretary of State of the Certificate of Amendment to the Company’s Certificate of Incorporation setting forth the Common Stock Increase (the “Certificate of Amendment”) immediately prior to the Closing, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid, and non-assessable and free and clear of all liens, encumbrances, preemptive rights and other claims.

4.5     Due Execution, Delivery and Performance of the Agreement. The Company has full legal right, corporate power and authority to execute this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7.4 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws.

4.6     No Violation; Consents. The Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and (i) will not result in any violation of the provisions of the Certificate of Incorporation, by laws or other organizational documents of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or a violation or default (or, with the giving of notice or lapse of time would be in a default, a “Default”) under or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or their properties or businesses is bound, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, (iii) will not result in any violation of any applicable license, permit, law, regulation, administrative or court decree, judgment, or order applicable to the Company or its Subsidiaries, except for such violations that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; and (iv) will not require any consent or waiver from any third party except for such consents or waivers that have already been obtained and are in full force and effect.

4.7     No Further Government Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby, except for the registration of the Registrable Securities under the Securities Act and such consents, approvals, authorizations or orders of, or registrations or filings or qualifications as may be required under the Exchange Act and applicable foreign or state securities or blue sky laws.

4.8     Independent Accountants. Burr Pilger Mayer, Inc., which has delivered its report with respect to the audited consolidated financial statements and schedules included in the 2012 10-K, is an independent registered public accounting firm with respect to the Company and its Subsidiaries as required by the Securities Act and the Exchange Act.

4.9     No Actions. There is no legal or governmental action, suit or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective directors and officers in their capacities as such, that would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated hereby.

4.10     No Material Adverse Change. Except as set forth in the Specified SEC Filings, since September 30, 2012: (i) there has not been any change in the share capital or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any Material Adverse Change; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

4.11     Compliance. None of the Company nor its Subsidiaries has been advised, nor does any of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change.

4.12     Taxes. The Company and each of its Subsidiaries has filed all material federal, state, and other income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company is not aware of any tax deficiency that has been or would reasonably be expected to be asserted or threatened against the Company that would reasonably be expected to result in a Material Adverse Change.

4.13     Offering Materials. Except for this Agreement, each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Shares. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act.

4.14     Additional Information. The information contained in the following documents, which the Company has furnished to the Purchaser, or will furnish prior to the Closing, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading:

(a)     the 2012 10-K and the September 10-Q;

(b)     the Current Report on Form 8-K filed on December 10, 2012; and

(c)     all other documents, if any, filed by the Company with the Commission since November 14, 2012 pursuant to the reporting requirements of the Exchange Act.

The documents referenced in clauses (a) and (b) above, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rules and Regulations, the “Rules and Regulations”). The Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act.

4.15     Price of Shares. The Company has not taken and will not take, directly or indirectly, any action that constitutes, was designed to, or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company will take reasonable best efforts to cause its officers and directors not to take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

4.16     Non-Public Information. Other than the transactions contemplated hereby, including the capitalization table attached as Exhibit B hereto, the Company has not disclosed to the Purchaser information that would constitute material non-public information as of the Closing Date.

4.17     Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.

4.18     Related Party Transactions. Except for the increase in related party advances set forth in Section 4.3 hereof, no transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its Exchange Act filings and is not so described in such filings.

4.19     Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated Subsidiaries included in the 2012 10-K and the September 10-Q comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“ GAAP”) applied on a consistent basis throughout the periods covered thereby.

4.20     Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

4.21     Internal Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its Subsidiaries is aware of any material weakness or significant deficiency in their internal controls over financial reporting. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer(s) and principal financial officer(s), as appropriate to allow timely decisions regarding required disclosure.

4.22     Integration; Other Issuances of Shares. Neither the Company nor its Subsidiaries or any affiliates, nor any Person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of Preferred Stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire Shares that would be integrated with the sale of the Shares to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, nor will the Company or its Subsidiaries or affiliates take any action or steps that would require registration of any of the Shares under the Securities Act (except as provided in Section 7.1) or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Shares by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.23     No Adjustment to Other Securities. The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security, except as set forth in Exhibit A.

SECTION 5.     Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

5.1     Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in equity securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares and has reviewed carefully the Specified SEC Filings and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the Shares set forth in Section 2 above in the ordinary course of its business and for its own account and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares pursuant to the Registration Statement (as defined in Section 7.1(a)) or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.4); (iii) the Purchaser will not, directly or indirectly, offer, sell, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares by the Purchaser, except in compliance with applicable state securities laws; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Registrable Securities or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Specified SEC Filings and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

5.2     Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

5.3     Confidentiality. The Purchaser has previously agreed to keep confidential all information concerning this private placement. The Purchaser understands that the information about this offering, including the Common Stock Increase, is strictly confidential and proprietary to the Company and this Agreement is being provided to the Purchaser solely for such Purchaser’s confidential use. The Purchaser agrees to use the information contained herein for the sole purpose of evaluating a possible investment in the Shares and the Purchaser acknowledges that it is prohibited from reproducing or distributing this Agreement, or any offering materials or other information that may be provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Shares. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of the Press Release described in Section 7.2(b). In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.8 below). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

5.4     Investment Decision; No Tax Advice. The Purchaser understands that nothing in the Agreement or any other materials that may be presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares, including in consideration of the Exchanged Securities.

5.5     Risk of Loss. The Purchaser understands that its investment in the Shares, particularly if in consideration of Exchanged Securities, involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares, including, but not limited to, those set forth under the caption “Risk Factors” in the September 10-Q. The Purchaser understands that there is no established market for shares of Common Stock and that no representation is being made as to the future value of any of the Registrable Securities.

5.6     Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Registrable Securities may be sold pursuant to Rule 144 under the Securities Act, without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Registrable Securities will bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

5.7     Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.8     Public Sale or Distribution. (a) The Purchaser covenants with the Company not to make any sale of the Registrable Securities under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Purchaser acknowledges and agrees that such Registrable Securities are not transferable on the books of the Company unless the certificate submitted to the Transfer Agent evidencing the Registrable Securities is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Registrable Securities have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or Blue Sky laws and (B) the prospectus delivery requirement effectively has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Registrable Securities for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser covenants that it will not sell any Registrable Securities pursuant to the Prospectus during the period commencing at the time when Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 30 consecutive days, and no Suspension shall be for a period longer than 60 days in the aggregate in any 365 day period. The Purchaser further covenants to notify the Company promptly of the sale of all of its Registrable Securities.

(b)     At any time that the Purchaser is an affiliate of the Company, any resale of the Registrable Securities that purports to be effected under Rule 144 shall comply with all of the requirements of such rule, including the “manner of sale” requirements set forth in Rule 144(f).

5.9     Organization; Validity; Enforcement. (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser; (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.4 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.10     Exchanged Securities. The Purchaser owns the Exchanged Securities free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim, except for such security interests, mortgages, pledges, liens, encumbrances and claims.

5.11     Short Sales. Since the time the Purchaser was first contacted by the Company concerning the transaction contemplated by this Agreement, the Purchaser has not taken, and prior to the public announcement of the transaction after the execution of this Agreement and the purchase agreements of the Other Purchasers, the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any Shares, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Shares, granted any other right (including, without limitation, any put or call option) with respect to the Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Shares.

SECTION 6.     Survival of Agreements; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. All representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for a period of one year following the later of the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

SECTION 7.     Registration of the Registrable Securities; Compliance with the Securities Act.

7.1     Registration Procedures and Expenses. The Company shall:

(a)     as soon as practicable, but in no event later than August 1, 2013 (the “Filing Deadline”), prepare and file with the Commission a Registration Statement on Form S-1 relating to the resale of the Registrable Securities (the “Registration Statement”) by the Purchaser and the Other Purchasers from time to time or in privately-negotiated transactions provided, however, that the Purchaser shall not be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement shall not include any Shares or other securities for the account of any other holder without the prior written consent of Purchasers holding a majority of the Registrable Securities.

(b)     Notwithstanding the registration obligations set forth in this Section 7.1, if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Registration Statement as required by the Commission and/or (ii) withdraw the Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly available written or oral guidance, comments, requirements or requests of the Commission staff (“Commission Guidance”). Notwithstanding any other provision of this Agreement to the contrary, if any Commission Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Purchaser as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced with respect to each Purchaser on a pro rata basis based on the total number of unregistered Registrable Securities held by such Purchasers, subject to a determination by the Commission that certain Purchasers must be reduced first based on the number of Registrable Securities held by such Purchasers). In the event the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use reasonable best efforts to file with the Commission, as promptly as allowed by the Commission or Commission Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement (the “Additional Registration Statements”). For purposes of this Agreement, the Filing Deadline of an Additional Registration Statement shall be the 10th day after the date that the Company is allowed to file such Additional Registration Statement by the Commission or Commission Guidance provided to the Company and the Registration Statement, any New Registration Statement and any Additional Registration Statement may be referred to as a “Registration Statement.”

(c)     use our reasonable commercial efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within (i) 40 days after the filing thereof (the “Filing Date”), if the Company is notified by the Commission that the Registration Statement will not be reviewed or (ii) 90 days of the Filing Date, if the Commission notifies the Company that it will review the Registration Statement (the “Effective Deadline”);

(d)     promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) 24 months after the effective date of the Registration Statement or (ii) the date all of the Registrable Securities have been sold;

(e)     use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order;

(f)     furnish to the Purchaser with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

(g)     file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(h)     immediately notify the Purchaser, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the Commission and furnish to such holder an amendment of such Registration Statement as may be necessary so that such Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)     bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, including any expenses incurred with respect to the duties of the Transfer Agent pursuant to this Agreement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any in connection with the offering of the Registrable Securities pursuant to the Registration Statement;

7.2     Additional Requirements with Respect to this Offering. The Company shall:

(a)     file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing;

(b)     file the Certificate of Amendment immediately prior to the Closing and take all such other actions as may be required under the Delaware General Corporation Law in order to effect the Common Stock Increase;

(c)     issue a press release not later than four business days after the Closing (the “Press Release”) describing all the material terms of the transactions contemplated by this Agreement and the purchase agreements of the Other Purchasers, the Common Stock Increase and any other material non-public information disclosed to the Purchasers. The Purchaser shall be entitled to rely upon the Press Release in trading in the Company’s securities;

(d)     in order to enable the Purchasers to sell the Registrable Securities under Rule 144 to the Securities Act, for a period of one year from Closing, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act; and

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A draft of the proposed form of the questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I.

7.3     Transfer of Registrable Securities After Registration. The Purchaser agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

7.4     Indemnification.

(a)     Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Purchaser’s aggregate liability under this Section 7 shall not exceed the amount of proceeds received by such Purchaser on the sale of the Shares owned by it pursuant to the Registration Statement.

(b)     Promptly after receipt by an indemnified party under this Section 7.4 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.4 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.4 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)     If the indemnification provided for in this Section 7.4 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.4 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Registrable Securities purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Registrable Securities that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.4, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.4 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.4, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.4 are several and not joint.

7.5     Termination of Conditions and Obligations. The restrictions imposed by Section 5.8 or Section 7.3 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.6     Information Available.

(a)     The Company, upon the reasonable request of the Purchaser, shall make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

(b)     The Company shall not disclose material nonpublic information to the Purchaser, or to advisors to or representatives of the Purchaser, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchaser, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Purchaser wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

SECTION 8.     No Fees. Each of the parties represents that, on the basis of any actions and agreements by it, there are no placement agents, brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

SECTION 9.     Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Shares pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 10.     Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given two business days after so mailing (in any format) addressed as follows:

(a)     if to the Company, to:

Salon Media Group, Inc. 870 Market Street, Suite 528 San Francisco, CA 94102 (415) 645-9200 Attention: Cynthia Jeffers Chief Executive Officer Facsimile: (415) 645-9202 E-mail: cindy@salon.com with a copy to:

Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 +1 (212) 468-8000 Attention: James Tanenbaum Facsimile: +1 (212) 468-7900 E-mail: jtanenbaum@mofo.com or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)     if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

SECTION 12.     Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 13.     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 14.     Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 15.     Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 16.     Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 17.     Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.4, any person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 7.4, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement.

SECTION 18.     Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 19.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SALON MEDIA GROUP, INC.
By:
	Name:	Cynthia Jeffers
	Title:	Chief Executive Officer

Print or Type:

Name of Purchaser (Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser:

Address:
Telephone:
Facsimile:
E-mail:

 Signature Page to Purchase Agreement

EXHIBIT A

SALON MEDIA GROUP, INC.
Exchange Rate of $0.35 per share of Common Stock

A-1

EXHIBIT B

SALON MEDIA GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share and per share amounts)

B-1

APPENDIX I

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire Purchase Agreement)

A.	Complete the following items on BOTH Purchase Agreements (Sign two originals):

1.	Cover Page:

(i)	Do NOT fill in date – this will be filled in by the Company upon acceptance

(ii)	Number of Shares

(iii)	Aggregate Purchase Price

(iv)	Identification of Exchanged Security, including number of shares or principal amount thereof

2.	Signature Page:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

3.	Appendix I - Stock Certificate Questionnaire/Registration Statement Questionnaire: Provide the information requested by the Certificate Questionnaire and the Registration Statement Questionnaire.

4.

Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by facsimile with original by overnight delivery) to the Company at the address set forth in Section 10 of the Agreement.

B.	For cash payment, the Company will send wire instructions on request.

C.	For payment with Exchanged Securities:

1.

If the Exchanged Securities are shares of Preferred Stock: A duly executed stock power, either separate from or attached to the share certificate. NOTE: a separate stock power, mailed separately from the share certificate, is a more secure delivery method.

2.	If the Exchanged Securities are evidence of indebtedness, such as convertible notes; delivery of the original evidence of indebtedness.

3.

If the Exchanged Securities is a related party advance, a letter, which may be an email, authorizing the Company to cancel the specified amount of related party advance against issuance of the shares of Common Stock.

NOTE: If the Purchaser needs an affidavit of lost certificate or affidavit of lost note, please contact Alex Fernandez at the Company, afernandez@salon.com, Tel: 415.645.9317

D.

Upon the resale of the Registrable Securities by the Purchasers after the Registration Statement covering the Registrable Securities is effective, as described in the Purchase Agreement, the Purchaser:

(i)	must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request); and

(ii)	must send a letter in the form of Appendix II to the Company so that the Registrable Securities may be properly transferred.

Appendix I
(Page 1 of 3)

SALON MEDIA GROUP, INC.

CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Registrable Securities are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:
2.	The relationship between the Purchaser of the Registrable Securities and the Registered Holder listed in response to item 1 above:
3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix I
(Page 2 of 3)

SALON MEDIA GROUP, INC.
REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

SECTION 1.     Pursuant to the “Selling Securityholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 2.     Please provide the number of Shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those Shares purchased by you or your organization through other transactions and provide the number of Shares that you have or your organization has the right to acquire within 60 days of Closing:

SECTION 3.     Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

_____ Yes _____ No

If yes, please indicate the nature of any such relationships below:

SECTION 4.     Are you (i) FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of FINRA Member, (iii) a Person Associated with a Member of FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?

Answer: [ ] Yes [ ] No      If “yes,” please describe below

Appendix I
(Page 3 of 3)

FINRA Member. The term “FINRA member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority, Inc. (“FINRA”). (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of FINRA. The term “person associated with a member of FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with FINRA pursuant to its bylaws. (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)

APPENDIX II

[Transfer Agent]
[Address]

Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]

_____________________________________________________________ hereby certifies

                             [fill in official name of individual or institution]

that he/she [said institution] is the Purchaser of the Shares evidenced by the attached certificate,

and as such, sold such Shares on _______________ in accordance with the terms of the

                                                                         [date]

Purchase Agreement and in accordance with Registration Statement number ____________________________________________ as amended, and, in the case of a

       [fill in the number of or otherwise identify Registration Statement]

transfer pursuant to the Registration Statement, the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):
Signature by:
Individual Purchaser or Individual repre- senting Purchaser: